EXHIBIT 99.1

Superconductor Technologies Inc. Reports First Quarter 2008 Results

SANTA BARBARA, Calif., May 8, 2008 (PRIME NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, reported results for the quarter ended March 29, 2008.

Total net revenues for the first quarter were $3.5 million, compared to $4.9 million in the fourth quarter of 2007 and $4.2 million in the year ago first quarter. Net commercial product revenues for the first quarter of 2008 were $2.0 million, compared to $3.3 million in the fourth quarter of 2007 and $3.5 million in the first quarter of 2007. Government and other contract revenue totaled $1.5 million during the 2008 first quarter, compared to $1.6 million in fourth quarter of 2007 and $649,000 during the year ago period.

"Historically, the capital spending by our commercial customers begins slowly in the new calendar year, and 2008 was no exception," stated Jeff Quiram, STI's president and chief executive officer. "We experienced cautious spending with all of our commercial customers and although first quarter spending was disappointing, the results of the 700 megahertz (MHz) auction in March were encouraging for STI. The interference environment inherent in the 700 MHz spectrum is significantly more challenging than the industry has seen in prior network deployments. Our SuperLink(r) solution is particularly well suited to solve the interference challenges of this new spectrum. We are encouraged that our two largest customers combined purchased the majority of the auctioned spectrum and have both announced plans to use it for cellular services.

"We completed our TD-SCDMA lab trial activities in China during the first week of April and are now preparing to begin field trials in May. We continue to believe that a significant commercial opportunity exists in China beginning in 2009," Quiram added.

Net loss for the first quarter was $2.3 million, as compared to a net loss of $2.2 million in the fourth quarter of 2007 and $2.9 million in the first quarter of 2007. Net loss per diluted share in the first quarter of 2008 and in the fourth quarter of 2007 was $0.17, with a net loss per diluted share of $0.24 in the year ago period.

As of March 29, 2008, STI had $11.7 million in cash and cash equivalents. As of March 29, 2008, STI had a commercial product backlog of $192,000 compared to $352,000 at the end of the fourth quarter of 2007 and $63,000 at the end of the year-ago quarter.

Investor Conference Call

STI will host an investor conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, May 8, 2008. The call will be accessible live by dialing 800-240-4186 at least 10 minutes before the start of the conference. International participants may dial 303-262-2142. No pass code is required. A telephone replay will be available for two days, until midnight ET on May 12 by dialing 800-405-2236 or 303-590-3000, and entering pass code 11113201#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(r) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(tm) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

For information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Annual Report on Form 10-K for 2008. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its Annual Report on Form 10-K for 2007. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

                   SUPERCONDUCTOR TECHNOLOGIES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                                               Three Months Ended
                                           --------------------------
                                            March 31,      March 29,
                                              2007           2008
                                           -----------    -----------

 Net revenues:
   Commercial product revenues             $ 3,534,000    $ 1,993,000
   Government and other contract
    revenues                                   649,000      1,479,000
                                           -----------    -----------

       Total net revenues                    4,183,000      3,472,000

 Costs and expenses:
   Cost of commercial product revenues       3,902,000      2,019,000
   Contract research and development           445,000      1,243,000
   Other research and development              913,000        408,000
   Selling, general and administrative       1,901,000      2,200,000
                                           -----------    -----------

       Total costs and expenses              7,161,000      5,870,000
                                           -----------    -----------

 Loss from operations                       (2,978,000)    (2,398,000)

   Interest income                              52,000         99,000
   Interest expense                            (11,000)        (9,000)
                                           -----------    -----------

       Net loss                            $(2,937,000)   $(2,308,000)
                                           ===========    ===========

 Basic and diluted loss per common share   $     (0.24)   $     (0.17)
                                           ===========    ===========

 Weighted average number of common
  shares outstanding                        12,483,367     13,636,083
                                           ===========    ===========

                   SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                  ASSETS
                  ------                  December 31,     March 29,
                                              2007           2008
                                         -------------   -------------
                                           (See Note)     (Unaudited)
 Current Assets:
  Cash and cash equivalents              $   3,939,000   $  11,708,000
  Accounts receivable, net                   2,413,000       1,886,000
  Inventory, net                             3,415,000       5,380,000
  Prepaid expenses and other current
   assets                                      442,000         414,000
                                         -------------   -------------
    Total Current Assets                    10,209,000      19,388,000

  Property and equipment, net of
   accumulated depreciation of
   $19,129,000 and $18,857,000,
   respectively                              3,961,000       3,711,000
  Patents, licenses and purchased
   technology, net of accumulated
   amortization of $1,722,000 and
   $1,805,000, respectively                  2,236,000       2,228,000
  Other assets                                 219,000         226,000
                                         -------------   -------------
    Total Assets                         $  16,625,000   $  25,553,000
                                         =============   =============

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
 Current Liabilities:
  Accounts payable                       $   1,467,000   $   2,080,000
  Accrued expenses                           1,405,000         945,000
  Proceeds for shares to be issued           4,000,000              --
  Current portion of capitalized lease
   obligations and long term debt               45,000          46,000
                                         -------------   -------------
    Total Current Liabilities                6,917,000       3,071,000

  Other long term liabilities                  518,000         546,000
                                         -------------   -------------
    Total Liabilities                        7,435,000       3,617,000

 Stockholders' Equity:
  Preferred stock, $.001 par value,
   2,000,000 shares authorized,
   611,523 shares issued and
   outstanding                                      --           1,000
  Common stock, $.001 par value,
   250,000,000 shares authorized,
   12,511,414 and 15,612,775 shares
   issued and outstanding, respectively         12,000          15,000
  Capital in excess of par value           209,163,000     224,213,000
  Accumulated deficit                     (199,985,000)   (202,293,000)
                                         -------------   -------------
    Total Stockholders' Equity               9,190,000      21,936,000
                                         -------------   -------------

    Total Liabilities and
     Stockholders' Equity                $  16,625,000   $  25,553,000
                                         =============   =============

 Note - December 31, 2007 balances were derived from audited financial statements

                   SUPERCONDUCTOR TECHNOLOGIES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)

                                               Three Months Ended
                                           --------------------------
                                            March 31,      March 29,
                                              2007           2008
                                           -----------    -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                  $(2,937,000)   $(2,308,000)
 Adjustments to reconcile net loss to net
  cash used in operating activities:
   Depreciation and amortization               617,000        396,000
   Warrants-Options                             90,000        118,000
   Provision for excess and obsolete
    inventories                                 90,000             --
     Changes in assets and liabilities:
      Accounts receivable                     (440,000)       525,000
      Inventory                              1,292,000     (1,965,000)
      Prepaid expenses and other current
       assets                                 (405,000)        28,000
      Patents, licenses and purchased
       technology                              (36,000)       (76,000)
      Other assets                               6,000         (6,000)
      Accounts payable, accrued expenses
       and other long-term liabilities        (583,000)       208,000
                                           -----------    -----------
        Net cash used in operating
         activities                         (2,306,000)    (3,080,000)
                                           -----------    -----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment           (45,000)       (62,000)
 Proceeds from sale of PP&E                     18,000             --
                                           -----------    -----------
   Net cash used in investing activities       (27,000)       (62,000)
                                           -----------    -----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on long-term obligations              (5,000)            --
 Proceeds from preferred and common stock           --     10,911,000
                                           -----------    -----------
   Net cash provided by (used in)
    financing activities                        (5,000)    10,911,000
                                           -----------    -----------

 Net increase (decrease) in cash and
  cash equivalents                          (2,338,000)     7,769,000
 Cash and cash equivalents at
  beginning of period                        5,487,000      3,939,000
                                           -----------    -----------
 Cash and cash equivalents at end
  of period                                $ 3,149,000    $11,708,000
                                           ===========    ===========

CONTACT:  Lippert / Heilshorn & Associates
          For Superconductor Technologies Inc.
          Investor Relations
          Kirsten Chapman
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com